Exhibit 8.1

CDG Investments Inc.

List of Subsidiaries/Affiliates

Subsidiaries/ Investees	Percentage Ownership	Jurisdiction of Incorporation
Tyler Resources Inc.	16%	Business Corporations Act Alberta